EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                      ADVANCED REHAB TECHNOLOGY CORPORATION

     The undersigned, BRUNA COMPAGNONI, does hereby certify as follows:

     1. I am the President and Secretary of ADVANCED REHAB TECHNOLOGY CORPORATION, a Nevada corporation.

     2. The original Articles of Incorporation of ADVANCED REHAB TECHNOLOGY CORPORATION, were filed with the Secretary of State of Nevada on August 13,
1997.

     3. That the Board of Directors of said corporation via an Action By Unanimous Written Consent of Board of Directors effective as of January 24, 2001, adopted a resolution to amend the Articles of Incorporation of the corporation as follows:

               ARTICLE FIRST is hereby amended to read as follows:
                       -----

                     FIRST: The name of the corporation is:
                     -----

                               TALKING CARDS, INC.

     4. The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 9,505,894; that said amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                             /s/ Bruna Compagnoni
DATED: February 28, 2001                     -------------------------
                                             BRUNA COMPAGNONI
                                             President and Secretary

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